                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                              SOUTHERN CALIFORNIA GAS COMPANY
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                       [SOUTHERN CALIFORNIA GAS COMPANY]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of Southern California Gas Company will be held on May 2, 1996 at 10:00 a.m., at The Gas Company Tower, 555 West Fifth Street, Los Angeles, California, for the following purposes:

        (1) To elect directors for the ensuing year.

        (2) To transact any other business which may properly come before the meeting.

    Shareholders of record at the close of business on March 18, 1996 will be entitled to notice of and to vote at the Annual Meeting.

    ONLY SHAREHOLDERS OF THE COMPANY ARE ENTITLED TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS OF RECORD WILL BE ADMITTED UPON VERIFICATION OF RECORD SHARE OWNERSHIP AT THE ADMISSION DESK. SHAREHOLDERS WHO OWN SHARES THROUGH BANKS, BROKERAGE FIRMS, NOMINEES OR OTHER ACCOUNT CUSTODIANS, MUST PRESENT PROOF OF BENEFICIAL SHARE OWNERSHIP (SUCH AS A BROKERAGE ACCOUNT STATEMENT) AT THE ADMISSION DESK.

                                           By Order of the Board of Directors,
                                               Thomas C. Sanger, Secretary

Los Angeles, California
March 27, 1996

                       [SOUTHERN CALIFORNIA GAS COMPANY]

                            ------------------------

                             INFORMATION STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

    Southern California Gas Company ("SoCalGas" or the "Gas Company") is providing this Information Statement to shareholders in connection with its Annual Meeting of Shareholders to be held on May 2, 1996. It is being mailed to shareholders commencing March 27, 1996.

                        SOUTHERN CALIFORNIA GAS COMPANY

    SoCalGas is a public utility engaged in supplying natural gas throughout most of Southern and portions of Central California. It is the nation's largest natural gas utility, providing gas service through 4.7 million meters to 535 cities and communities in a 23,000-square-mile service territory with a population of 17 million. The Gas Company is a subsidiary of Pacific Enterprises which owns approximately 96% of SoCalGas' voting shares.

    SoCalGas' principal executive offices are located at The Gas Company Tower, 555 West Fifth Street, Los Angeles, California. Its telephone number is (213) 244-1200.

                        OUTSTANDING SHARES VOTING RIGHTS

    Shareholders who are present at the Annual Meeting in person or by proxy will be entitled to one vote for each share of the Gas Company's voting shares which they held of record at the close of business on March 18, 1996. At that date, SoCalGas' voting shares consisted of 91,300,000 shares of Common Stock (all of which were owned by Pacific Enterprises) and 3,863,043 shares of Preferred Stock (of which 49,504 shares were owned by Pacific Enterprises).

    In electing directors, shareholders will be entitled to cumulate votes if any shareholder gives notice at the meeting, prior to the voting, of an intention to cumulate votes. If that notice is given, all shareholders will be entitled to a number of votes for each of their shares equal to the number of directors to be elected and may cast all of their votes for any one director candidate whose name has been placed in nomination prior to the voting or distribute their votes among two or more such candidates in such proportions as they may determine.

    The Board of Directors does not know of any matter to be presented for consideration at the Annual Meeting other than the election of directors. In voting upon other matters properly presented to the Annual Meeting, each shareholder will be entitled to one vote for each share of SoCalGas Common or Preferred Stock.

                               BOARD OF DIRECTORS

    SoCalGas' entire Board of Directors is elected at each Annual Meeting of Shareholders. During 1995, the Board of Directors held twelve meetings.

BOARD COMMITTEES

    The Board of Directors maintains Audit, Compensation, Executive, Nominating and Public Policy Committees. These committees are identical in membership and comparable in function to identically-named committees maintained by Pacific Enterprises' Board of Directors.

    The AUDIT COMMITTEE, which consists entirely of non-officer directors, recommends to the Board of Directors the selection of independent auditors; approves and reviews services and fees of independent auditors; and reviews accounting and financial policies, internal accounting controls and the results of audit engagements. During 1995, the Committee held three meetings.

    The COMPENSATION COMMITTEE reviews the performance and approves or recommends the compensation of senior management and recommends the adoption of and administers compensation plans in which senior management is eligible to participate. The Committee also considers management succession plans. During 1995, the Committee held five meetings.

    The EXECUTIVE COMMITTEE may act on all but certain major corporate matters reserved to the Board of Directors. It meets when emergency issues or scheduling make it difficult to assemble the Board of Directors. During 1995, the Committee did not meet.

    The NOMINATING COMMITTEE considers and makes recommendations regarding the nominations of directors and the size and composition of the Board of Directors. During 1995, the Committee held three meetings. The Committee will consider shareholder suggestions for nominees for director. Suggestions may be submitted to the Secretary of Southern California Gas Company, P.O. Box 3249, Los Angeles, California 90051-1249. Biographical information concerning the proposed nominee should also be included to assist the Committee in its deliberations.

    The PUBLIC POLICY COMMITTEE reviews and monitors SoCalGas' fulfillment of its responsibilities on matters of public policy and corporate governance. During 1995, the Committee held three meetings.

    The Board of Directors also maintains a Debt Financing Committee which authorizes borrowings and other debt financings and related matters. During 1995, the Committee acted by written consent on two occasions.

DIRECTOR COMPENSATION

    Each director of SoCalGas is also a director of Pacific Enterprises. The Boards of Directors of the two companies typically meet jointly as typically do the identically-named committees of the two boards.

    Directors who are also officers of SoCalGas or Pacific Enterprises are not separately compensated for their services as directors or as members of Committees. For their services as directors of both the Gas Company and Pacific Enterprises, non-officer directors receive annual retainers of $25,000 and an additional $3,000 for each two identically-named committees of the two boards which they chair. Non-officer directors also receive $900 for each separate or joint meeting of the boards or committees which they attend. Directors may defer the receipt of their compensation and earn interest on the amounts deferred.

    Non-officer directors receive retirement benefits commencing upon the later of retirement or attaining age 65. The annual retirement benefit is the sum of the then current annual base retainer and the then current board meeting fee multiplied by ten and adjusted upward for subsequent increases in the retainer or meeting fee. The benefit continues for a maximum period equal to the director's years of service as a non-officer director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised of four members, all of whom are non-officer directors. The members of the Committee are Wilford D. Godbold, Jr., Harold M. Messmer, Jr., Ignacio E. Lozano, Jr., and Richard J. Stegemeier. During 1995, Robert Half International, Inc., of which Mr. Messmer is Chariman, President and Chief Executive Officer, was paid $105,000 by Pacific Enterprises for personnel recruitment services.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, ten directors (comprising the entire authorized number of directors) will be elected to hold office until the next Annual Meeting and until their successors have been elected and qualified. The ten director candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors.

    The names of the Board of Directors' ten nominees for election as directors of SoCalGas and biographical information regarding each nominee are set forth below. Each nominee is currently a director of both the Gas Company and Pacific Enterprises and, unless otherwise noted, each nominee has held the position set forth beneath his or her name or various positions with the same organization for at least the last five years.

HYLA H. BERTEA,
COMMUNITY LEADER.

Mrs. Bertea, 55, is a realtor with Grubb & Ellis, a real estate sales company. She is a Commissioner of the California Horse Racing Board and a Trustee of Lewis & Clark College. For a number of years she has been involved in leadership positions with various cultural, educational and health organizations in the Orange County and Los Angeles areas. She was a co-commissioner of gymnastics and member of the executive staff for the 1984 Olympics.

Committees:  Audit, Nominating, and
             Public Policy

HERBERT L. CARTER,
EXECUTIVE   VICE   CHANCELLOR   EMERITUS  AND   TRUSTEE   PROFESSOR   OF  PUBLIC
ADMINISTRATION OF THE CALIFORNIA STATE UNIVERSITY SYSTEM.

Dr. Carter, 62, was President and Chief Executive Officer of United Way of Greater Los Angeles from 1992 until 1995 and Executive Vice Chancellor of the California State University System from 1974 until 1992. He is a director of Golden State Mutual Insurance Co.; a member of the Board of Councilors of the School of Public Administration, University of Southern California; and a member of the Board of Trustees of Loyola Marymount University.

Committees:  Audit, Nominating, and
             Public Policy

RICHARD D. FARMAN,
PRESIDENT AND CHIEF OPERATING OFFICER OF PACIFIC ENTERPRISES.

Mr. Farman, 60, is Chairman of KCET Public Service Television and Co-Chair of Progress L.A., Inc. He is a director and executive committee member of the Los Angeles Area Chamber of Commerce, and director of Union Bank, Sentinel Group Funds, Inc. and the National Business-Higher Education Forum. He is a past chairman of the American Gas Association and the Natural Gas Council, and a member of the Pacific Coast Gas Association and the National Petroleum Council.

Committees:  Debt Financing,
             Executive, and Public
             Policy

WILFORD D. GODBOLD, JR.,
PRESIDENT,  CHIEF  EXECUTIVE  OFFICER AND  A  DIRECTOR OF  ZERO  CORPORATION, AN
INTERNATIONAL  MANUFACTURER  OF  ENCLOSURES   AND  COOLING  EQUIPMENT  FOR   THE
ELECTRONICS MARKET, AND OF AIR CARGO AND AIR FREIGHT ENCLOSURES.

Mr. Godbold, 57, is a director of Santa Fe Pacific Pipelines, Inc.; the California State Chamber of Commerce (past chairman); The Employer's Group (past chairman); a member of the Board of Trustees of the 4 A's Foundation and The Wellness Community; and a member of the Council on California Competitiveness. He is a past President of the Board of Trustees of Marlborough School.

Committees:  Audit, Compensation,
             and Executive

IGNACIO E. LOZANO, JR.,
CHAIRMAN OF THE BOARD OF LA OPINION, A SPANISH LANGUAGE DAILY NEWSPAPER. DURING 1976 AND 1977 MR. LOZANO SERVED AS UNITED STATES AMBASSADOR TO EL SALVADOR.

Mr. Lozano, 69, is a director of BankAmerica Corporation, Bank of America NT&SA, The Walt Disney Company, Pacific Mutual Life Insurance Company, the Santa Anita Foundation and the Youth Opportunities Foundation. He is a trustee of the University of Notre Dame and a member of the California Press Association.

Committees:  Audit, Compensation,
             Executive, and Public
             Policy

HAROLD M. MESSMER, JR.,
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ROBERT HALF INTERNATIONAL INC., A PERSONNEL SERVICE FIRM SPECIALIZING IN THE ACCOUNTING, FINANCIAL, BANKING AND INFORMATION SYSTEMS FIELDS.

Mr. Messmer, 50, is a director of Airborne Freight Corporation, First Interstate Bancorp, Health Care Property Investors, Inc., and Spieker Properties, Inc. He is an active member of the Young Presidents' Organization and serves on the board of several civic and educational groups, including the San Francisco Bay Area Council and the San Francisco Boys and Girls Club.

Committees:  Audit, Compensation,
             and Nominating

PAUL A. MILLER,
RETIRED  CHAIRMAN  OF  THE  BOARD   AND  CHIEF  EXECUTIVE  OFFICER  OF   PACIFIC
ENTERPRISES; CHAIRMAN OF THE EXECUTIVE COMMITTEE OF PACIFIC ENTERPRISES.

Mr. Miller, 71, is a director of Newhall Management Corporation, a director emeritus of Wells Fargo & Company, Wells Fargo Bank, N.A., and a trustee of Mutual Life Insurance Company of New York. He is a life trustee of the University of Southern California.

Committee:   Executive

RICHARD J. STEGEMEIER,
CHAIRMAN EMERITUS OF THE BOARD OF UNOCAL CORPORATION, AN INTEGRATED PETROLEUM COMPANY.

Mr. Stegemeier, 67, became a director of SoCalGas and Pacific Enterprises in 1995. He is also a director of Unocal Corporation, First Interstate Bancorp, Foundation Health Corporation, Halliburton Company, Northrop Grumman Corporation and Outboard Marine Corporation.

Committees:  Audit, Compensation,
             and Nominating

DIANA L. WALKER,
PARTNER IN THE LOS ANGELES BASED LAW FIRM OF O'MELVENY & MYERS.

Mrs. Walker, 54, is a director of United Way of Greater Los Angeles and a former trustee of Marlborough School. She has served various professional organizations. O'Melveny & Myers, of whom Mrs. Walker is a partner, provides legal services to the Gas Company and Pacific Enterprises.

Committees:  Audit, Nominating, and
             Public Policy

WILLIS B. WOOD, JR.,
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF PACIFIC ENTERPRISES.

Mr. Wood, 61, is a director of Great Western Financial Corporation and Great Western Bank. He is the Chairman of the California Medical Center Foundation; a director of the California State Chamber of Commerce, the Los Angeles World Affairs Council and the Automobile Club of Southern California; Vice Chairman of the Board of Trustees of Harvey Mudd College, a trustee of the University of Southern California and the Southwest Museum; and a member of the California Business Roundtable.

Committees:  Debt Financing and
             Executive

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    None of SoCalGas' directors or executive officers own any SoCalGas Common Stock (all of which is owned by Pacific Enterprises) or Preferred Stock. The following table sets forth the number of shares of Pacific Enterprises Common Stock beneficially owned as of March 18, 1996 by each director and nominee, each executive officer named under "Executive Compensation" and, as a group, all such persons and all other executive officers of the Gas Company.

                                                                      NUMBER OF SHARES
NAME                                                                  OF COMMON STOCK
-------------------------------------------------------------------  ------------------
Hyla H. Bertea.....................................................           5,429
Herbert L. Carter (#1).............................................             852
Richard D. Farman (#2).............................................         152,745
Wilford D. Godbold, Jr.............................................           2,000
Leslie E. LoBaugh, Jr. (#2)........................................          36,237
Ignacio E. Lozano, Jr. (#3)........................................           1,373
Harold M. Messmer, Jr..............................................           1,000
Paul A. Miller.....................................................          11,386
Warren I. Mitchell (#2)............................................          60,420
Roy M. Rawlings (#2)...............................................          29,452
Debra L. Reed (#2).................................................          17,690
Richard J. Stegemeier..............................................           1,000
Lee M. Stewart (#2)................................................          21,015
Diana L. Walker....................................................             512
Willis B. Wood, Jr. (#2)...........................................         262,286
All Directors and Executive Officers as a group (21 persons)(#2)...         707,333

----------
#1 Includes 39 shares held as guardian.

#2 Includes shares issuable upon exercise of employee stock options that are exercisable prior to May 31, 1996. Such option shares total 134,666 shares for Mr. Farman, 33,300 shares for Mr. LoBaugh, 56,100 shares for Mr. Mitchell, 23,000 shares for Mr. Rawlings, 14,100 shares for Ms. Reed, 15,900 shares for Mr. Stewart, 234,000 shares for Mr. Wood and 593,266 shares for all executive officers as a group.

#3 Includes 500 shares held by spouse.

    The shares of Pacific Enterprises Common Stock owned by all directors and executive officers as a group represent less than 1% of Pacific Enterprises' voting shares.

    THE INFORMATION CONTAINED UNDER THE CAPTION "REPORT OF THE COMPENSATION COMMITTEE" SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED TO BE INCORPORATED INTO ANY FILING BY SOCALGAS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 IN THE ABSENCE OF SPECIFIC REFERENCE TO SUCH INFORMATION AND CAPTION.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee reviews management compensation levels, evaluates management performance, and considers management succession and related matters. The Committee also administers executive incentive plans.

    Each year the Compensation Committee reviews and approves a compensation plan for executive officers. The plan is developed in conjunction with independent compensation consultants and includes a review of compensation practices of large gas and electric utilities and gas transmission companies throughout the United States, a review of the performance of these companies and SoCalGas, and subjective judgments as to the past and expected future contributions of individual executives.

    Base salaries are reviewed annually and adjustments are also considered upon changes in executive responsibilities. Annual performance bonus opportunity levels are developed and payment of bonuses tied to success in achieving a rate of return on equity derived from that authorized for SoCalGas by the California Public Utilities Commission. Longer term incentive compensation is provided by annual grants of employee stock options to purchase shares of Pacific Enterprises Common Stock.

COMPENSATION CONSULTANTS

    To assist in performing its functions, the Compensation Committee retains Hewitt Associates, a nationally recognized consulting firm specializing in executive compensation issues. Hewitt Associates assists the Committee in formulating executive compensation policies and advises the Committee on programs and practices to implement policies adopted by the Committee. In doing so, Hewitt Associates prepares and reviews with the Committee surveys and other materials reflecting executive compensation policies of other companies and other factors (including relative performance and general economic conditions) which they deem relevant.

COMPENSATION POLICY

    The Compensation Committee has adopted a policy that overall compensation (salary, targeted annual bonuses and the grant-date estimated value of annual employee stock option awards) for executive officers generally should approximate the mid-point of overall compensation for similar levels of responsibility at large energy utilities and gas transmission companies. To align compensation with performance, the Committee has also adopted programs which afford the flexibility to recognize exceptional results through incentive-based compensation.

    The Compensation Committee believes its policies appropriately align the financial interests of executives with those of shareholders. All elements of executive compensation are at levels comparable to other large energy utilities and gas transmission companies for comparable levels of performance in 1995. In addition, amounts paid as annual bonuses and the realized value of stock options is highly variable and closely tied to corporate performance. As a consequence, much of an executive officer's compensation is "at risk" with the targeted value of annual bonuses and the grant-date estimated value of annual employee stock option awards intended to contribute from about 40% to 60% of total annual compensation.

COMPENSATION AWARDS

    SALARIES

    Warren I. Mitchell, President, received a salary increase 5.3% for 1995.

    PERFORMANCE BONUSES

    The Compensation Committee establishes annual performance bonus opportunities for executive officers based upon the attainment of objective financial goals. Performance at targeted levels is intended to compensate executive officers with bonuses at the midpoint for bonuses for comparable levels of responsibility and performance at other large energy utilities and gas transmission companies. Target award levels for 1995 ranged from 40% of base salary for the President to 25% of base salary for Vice Presidents with maximum award levels for excellent performance ranging from 60% to 38% of base salary.

    Continued superior performance during 1995 resulted in SoCalGas achieving a return on equity of 13.9%. This return is substantially above the 12% rate of return authorized by the California Public Utilities Commission and the target return established by the Compensation Committee for the payment of performance bonuses. This excellent return, together with favorable assessments of his contributions to achieving it, resulted in paying a maximum performance bonus to Mr. Mitchell for 1995.

    STOCK OPTIONS

    To  provide  long-term   incentive  compensation   and  in   lieu  of   cash
compensation, the Compensation Committee relies exclusively upon awards of options to purchase Pacific Enterprises Common Stock. Stock options are granted with an exercise price that is not less than the fair market value of the option shares at the date of the grant. They are typically granted for a ten-year term and vest in equal cumulative annual installments over a three-year period with vesting and exercisability subject only to continuing employment.

    Commencing in 1995, the Compensation Committee also began granting stock options with performance-based dividend equivalents. These provide executive officers with the opportunity to receive, upon the exercise of an option, all or a portion of the cash dividends that would have been paid on the shares as to which the option is exercised as if the shares had been outstanding from the date the option was granted. No dividend equivalents are payable unless Pacific Enterprises meets a threshold three-year cash flow performance goal and the percentage of dividends paid as dividend equivalents (to a maximum of all of the dividends that would have been paid on the shares) will depend upon the extent to which this threshold performance goal is exceeded. In addition, no dividend equivalents are payable in respect of the exercise of any "out-of-the-money" option -- an option for which the exercise price exceeds the market value of the shares purchased.

    In awarding stock options, the Compensation Committee sizes option grants to provide a grant-date estimated value at the approximate midpoint for option and other long-term incentive awards provided by large energy utilities and gas transmission companies for comparable levels of responsibility. Since the Compensation Committee uses only stock options to provide long-term incentive compensation, option awards are typically larger than those at otherwise comparable companies that provide additional forms of long-term compensation. During 1995, Mr. Mitchell was awarded options having a grant-date estimated value of $173,070 (27,000 shares).

                                          COMPENSATION COMMITTEE
                                          Harold M. Messmer, Jr., Chairman
                                          Wilford D. Godbold, Jr.
                                          Ignacio E. Lozano, Jr.
                                          Richard J. Stegemeier

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid by SoCalGas and its affiliates to SoCalGas' President and its other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                             ------------------------  ---------------------------------
                                                               AWARDS            PAYOUTS
                                                       -----------------------   -------
                                                                      SHARES
                                                       RESTRICTED   UNDERLYING             ALL OTHER
         NAME AND                                        STOCK       OPTIONS/     LTIP    COMPENSATION
    PRINCIPAL POSITIONS      YEAR   SALARY    BONUS      AWARDS        SARS      PAYOUTS     (1)(2)
---------------------------  ----  --------  --------  ----------   ----------   -------  ------------
Warren I. Mitchell           1995  $306,000  $180,000   $   -0-       27,000     $  -0-     $ 5,836
  President                  1994  $291,000  $171,000   $   -0-       25,000     $  -0-     $ 6,803
                             1993  $271,000  $154,200   $   -0-       32,000     $  -0-     $ 8,243
Debra L. Reed                1995  $221,000  $112,875   $   -0-       15,000     $  -0-     $ 5,269
  Senior Vice President      1994  $183,600  $ 67,000   $   -0-        7,000     $  -0-     $ 5,139
                             1993  $177,600  $ 60,000   $   -0-        4,500     $  -0-     $ 5,800
Leslie E. LoBaugh, Jr.       1995  $251,000  $ 81,300   $   -0-        7,500     $  -0-     $ 7,236
  Vice President and         1994  $251,000  $110,250   $   -0-       10,000     $  -0-     $ 7,698
  General Counsel            1993  $241,000  $141,000   $   -0-       24,000     $  -0-     $ 3,863
Lee M. Stewart               1995  $211,000  $107,625   $   -0-       15,000     $  -0-     $ 4,845
  Senior Vice President      1994  $165,300  $ 51,000   $   -0-        7,000     $  -0-     $ 5,075
                             1993  $156,300  $ 50,000   $   -0-        4,500     $  -0-     $ 5,090
Roy M. Rawlings              1995  $181,800  $ 65,900   $   -0-        7,500     $  -0-     $ 4,453
  Vice President             1994  $173,800  $ 59,000   $   -0-        7,000     $  -0-     $ 3,745
                             1993  $166,800  $ 56,000   $   -0-        4,500     $  -0-     $ 4,737

---------
(1) Consists of interest accruals on deferred compensation above 120% of the applicable federal rate, the dollar value of insurance premiums paid with respect to the term portion of life insurance and employer contributions to defined contribution plans. Such interest accruals, insurance premiums and contributions for 1995 were, respectively, $271, $1,065 and $4,500 for Mr. Mitchell; $-0-, $769 and $4,500 for Ms. Reed; $3,263, $858 and $3,115 for
    Mr. LoBaugh; $-0-, $734 and $4,111 for Mr. Stewart; and $61, $633 and $3,759
    for Mr. Rawlings.

(2) A life insurance policy has been purchased for Mr. LoBaugh under arrangements providing for offsets of supplemental pension benefits by the cash surrender value of the policy. If Mr. LoBaugh had become entitled to the cash surrender value of his policy at December 31, 1995, he would have received benefits which would have exceeded his supplemental pension benefits by $663,100.

STOCK OPTIONS

    Pacific Enterprises maintains a Stock Option Plans pursuant to which stock options may be granted to employees of SoCalGas to purchase Pacific Enterprises Common Stock. The following table sets forth information regarding stock options granted during 1995 to each of the Gas Company's executive officers named under "Executive Compensation -- Summary Compensation Table."

                             OPTION/SAR GRANTS (1)

                                             NUMBER OF        PERCENT OF
                                              SHARES        TOTAL OPTIONS/                                     GRANT DATE
                                            UNDERLYING      SARS GRANTED TO      EXERCISE      EXPIRATION      ESTIMATED
                  NAME                     OPTIONS/SARS    EMPLOYEES IN 1995      PRICE           DATE      PRESENT VALUE(2)
----------------------------------------   -------------   -----------------   ------------    ----------   ----------------
Warren I. Mitchell......................       27,000              4.6      %  $     24 1/4        3/6/05   $      173,070

Debra L. Reed...........................       15,000              2.6      %  $     24 1/4        3/6/05   $       96,150

Leslie E. LoBaugh, Jr...................        7,500              1.3      %  $     24 1/4        3/6/05   $       48,075

Lee M. Stewart..........................       15,000              2.6      %  $     24 1/4        3/6/05   $       96,150

Roy M. Rawlings.........................        7,500              1.3      %  $     24 1/4        3/6/05   $       48,075

---------
(1) All options are to purchase shares of Pacific Enterprises Common Stock; were granted with performance based dividend equivalents (see "Report of the Compensation Committee -- Stock Options") were granted at an exercise price of 100% of the fair market value of the option shares on the date of grant; are for a ten-year term, subject to earlier expiration upon termination of employment; and are exercisable in cumulative annual installments of one-third of the shares initially subject to the option on each of the first three anniversaries of the date of grant. Upon a change in control in Pacific Enterprises, the time periods relating to the exercise of stock options will be accelerated and, upon the request of the optionee, Pacific Enterprises will purchase the option for an amount in cash equal to the amount which could be realized upon the exercise thereof.

(2) Estimated present value is based on the Black Scholes Model and consists of an option value of $4.13 and a dividend equivalent value of $2.28. The following assumptions were used in the Black Scholes Model: stock price volatility of 25.44%, a risk-free rate of return of 7.2%, and an annual dividend yield of 5.28%. Further adjustments were made based on actuarial assumptions regarding the termination of employment prior to option vesting and prior to expiration of the ten-year option term, reducing estimated values by 15.54% and 9.08% respectively. The dividend equivalent value is based on $1.28 annual dividend (the rate in effect on the grant date) and the volatility of the cash flow measures which determine the amount of dividend equivalent paid. At target levels of performance 67% of the dividends are paid. Options will have no actual value unless the stock price appreciates from the date of grant to the exercise date.

    The following table sets forth for each executive officer named in the under "Executive Compensation -- Summary Compensation Table" information regarding stock options to purchase shares of Pacific Enterprises Common Stock exercised in 1995 and stock options outstanding at December 31, 1995.

            OPTION/SARS EXERCISES AND OUTSTANDING OPTION/SAR VALUES

                                                                NUMBER OF
                                   OPTIONS/SARS            PACIFIC ENTERPRISES            VALUE OF UNEXERC ISED
                                EXERC ISED IN 1995        UNEXERC ISED OPTIONS          IN-THE-MONEY OPTIONS/SARS
                                -------------------      AT DECEMBER 31, 1995(1)          AT DECEMBER 31, 1995
                                 SHARES     VALUE     -----------------------------   -----------------------------
                                ACQUIRED   REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                --------   --------   ------------   --------------   ------------   --------------
                                                             (OPTION SHARES)
Warren I. Mitchell............  15,000     $ 78,125      35,100           78,200        $84,800         $545,000
Debra L. Reed.................   6,800     $ 23,675       6,800           24,200        $-0-            $118,388
Leslie E. LoBaugh, Jr.........  29,600     $137,950      16,000           43,900        $-0-            $287,400
Lee M. Stewart................   3,200     $ 18,175       8,600           24,200        $10,800         $129,188
Roy M. Rawlings...............   -0-       $ -0-         18,200           16,700        $32,175         $120,563

---------
(1) The exercise price of outstanding options ranges from $19 1/4 to $50 7/8.

PENSION BENEFITS

    The following table sets forth estimated annual pension benefits, including supplemental pension benefits, payable upon retirement at age 65 to SoCalGas' executive officers (based upon payment of benefits as a straight life annuity and after maximum offset for social security benefits but without offset for any other benefits) in various compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                      YEARS OF SERVICE (2)
                                 ---------------------------------------------------------------
REMUNERATION (1)                  15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------------------------  -----------  -----------  -----------  -----------  -----------

$     200,000  ................  $    95,000  $   115,000  $   117,500  $   120,000  $   122,500
      400,000  ................      195,000      235,000      240,000      245,000      250,000
      600,000  ................      295,000      355,000      362,500      370,000      377,500
      800,000  ................      395,000      475,000      485,000      495,000      505,000
    1,000,000  ................      495,000      595,000      607,500      620,000      632,500
    1,200,000  ................      595,000      715,000      730,000      745,000      760,000

---------
(1) Average salary for highest three consecutive years of service and average of three highest annual bonuses during the last ten years of service.

(2) Years of continuous service for each executive officer named in the Summary Compensation Table number 37 for Mr. Mitchell, 17 for Ms. Reed, 20 for Mr. LoBaugh, 28 for Mr. Stewart and 22 for Mr. Rawlings.

                             SHAREHOLDER PROPOSALS

    Shareholders intending to bring any business before an Annual Meeting of Shareholders of SoCalGas, including nominations of persons for election as directors, must give written notice to the Secretary of the Gas Company of the business to be presented. The notice must be received at the Gas Company's offices within the periods and must be accompanied by the information and documents specified in SoCalGas' bylaws, a copy of which may be obtained by writing to the Secretary of the Gas Company.

    The period for notice of business to be brought by shareholders before the 1996 Annual Meeting of Shareholders has expired. The period for the receipt by SoCalGas of notice of business to be brought by shareholders before the 1997 Annual Meeting of Shareholders will commence on January 2, 1997 and end on March 3, 1997.

                              INDEPENDENT AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche LLP to serve as SoCalGas' independent auditors for 1996. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

                                 ANNUAL REPORTS

    The Gas Company's 1995 Annual Report to Shareholders (which includes its Annual Report to the Securities and Exchange Commission on Form 10-K) is being mailed to shareholders together with this Information Statement.

                            ------------------------